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                                                                   EXHIBIT 23-2

             [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]



                                        March 1, 1996



MCN Corporation
500 Griswold
Detroit, Michigan 48226

                                        Re:  MCN Corporation
                                             MCN Investment Corporation
                                             Form S-3 Registration Statement

Ladies and Gentlemen:

                The firm of Ryder Scott Company Petroleum Engineers consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of MCN Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                This consent may be incorporated by reference into any registration statement of MCN Corporation or MCN Investment Corporation relating to the debt securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                        Very truly yours,



                                        Ryder Scott Company
                                        Petroleum Engineers

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS